                                                     Exhibit (h)

               MONTHLY CERTIFICATEHOLDERS' STATEMENT
                   DISCOVER CARD MASTER TRUST I
                  Series 1997-2 Monthly Statement

               Class A Certificate CUSIP # 25466KBF5
               Class B Certificate CUSIP # 25466KBG3

Distribution Date: June 17, 2002               Month Ending: May 31, 2002

Pursuant to the Series Supplement dated as of October 15, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood
Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1. Payments to investors in Series 1997-2 on this Distribution Date (per $1000 of Class Initial Investor Interest)

   Series 1997-2                       Total         Interest       Principal

  Class A 30 days at  6.7920000% $42.265666280    $0.237877280     $42.027789000

  Class B 33 days at  2.2400000% $2.053333333     $2.053333333      $0.000000000


2. Principal Receivables at the end of May, 2002
   (a)	Aggregate Investor Interest                            $29,152,798,000.00

        Seller Interest                                        $5,964,423,460.07

        Total Master Trust                                    $35,117,221,460.07

   (b)	Group One Investor Interest                            $29,152,798,000.00

   (c)  Series 1997-2 Investor Interest                           $26,316,000.00

   (d)  Class A Investor Interest                                          $0.00

        Class B Investor Interest                                 $26,316,000.00

3. Allocation of Receivables Collected During May, 2002
                                                                       Yield
                                                                    Collections/
                                 Finance Charge      Principal       Additional
                                   Collections      Collections        Funds
(a)  Allocation of Collections between Investors and Seller:

Aggregate Investor Allocation     $423,702,022.77 $4,840,235,180.22        $0.00

Seller Allocation                  $60,171,070.75   $687,374,895.73        $0.00

(b)  Group One Allocation         $423,702,022.77 $4,840,235,180.22        $0.00

(c)  Series 1997-2 Allocation         $686,615.92     $7,843,678.70        $0.00

(d)  Class A Allocation               $304,840.05     $3,482,394.35        $0.00

     Class B Allocation               $381,775.87     $4,361,284.35        $0.00

                                   1

(e)	Principal Collections as a monthly percentage of Master
        Trust Receivables at the beginning of May, 2002                   16.34%

(f)	Finance Charge Collections as a monthly percentage of Master
        Trust Receivables at the beginning of May, 2002                    1.43%

(g)	Total Collections as a monthly percentage of Master
        Trust Receivables at the beginning of May, 2002                   17.77%

4. Information Concerning the Series Principal Funding Account ("SPFA")

               Deposits into the   Deficit Amount
                  SPFA on this         on this           SPFA       Investment
               Distribution Date  Distribution Date    Balance        Income
Series 1997-2      $21,013,894.50              $0.00         $0.00         $0.00

5. Information Concerning Amount of Controlled Liquidation Payments

           Amount Paid     PSA     Monthly     Deficit Amount     Total Payments
             on this      Index  Amortization      on this         through this
        Distribution Date  Rate      Rate     Distribution Date Distribution Date

Class A    $21,013,894.50   676%      22.216%              $0.00  $500,000,000.00

Class B             $0.00    N/A          N/A              $0.00            $0.00


6. Information Concerning the Series Interest Funding Account ("SIFA")

                                         Deposits into the SIFA       SIFA
                                        on this Distribution Date    Balance
   Series 1997-2                                     $172,974.16           $0.00

7. Pool Factors for May, 2002
   Class A                                                            0.04202779

   Class B                                                            1.00000000


8. Investor Charged-Off Amount
                                                            Cumulative  Investor
                                                 May, 2002  Charged-Off Amount

   (a) Group One                           $172,404,694.21                 $0.00

   (b) Series 1997-2                           $279,384.57                 $0.00

   (c) Class A                                 $124,039.66                 $0.00

       Class B                                 $155,344.91                 $0.00

   (d) As an annualized percentage of
       Principal Receivables at the
       beginning of May, 2002                        7.08%                   N/A

                                   2

9. Investor Losses for May, 2002

                                                          Per $1,000 of Initial
                                               Total    Series Investor Interest
   (a) Group One                                $0.00                      $0.00

   (b) Series 1997-2                            $0.00                      $0.00

   (c) Class A                                  $0.00                      $0.00

       Class B                                  $0.00                      $0.00

10. Reimbursement of Investor Losses for May, 2002

                                                          Per $1,000 of Initial
                                                Total   Series Investor Interest
   (a) Group One                                $0.00                      $0.00

   (b) Series 1997-2                            $0.00                      $0.00

   (c) Class A                                  $0.00                      $0.00

       Class B                                  $0.00                      $0.00

11. Aggregate Amount of Unreimbursed Investor Losses for May, 2002

                                                         Per $1,000 of Initial
                                               Total   Series Investor Interest
   (a) Group One                               $0.00                       $0.00

   (b) Series 1997-2                           $0.00                       $0.00

   (c) Class A                                 $0.00                       $0.00

       Class B                                 $0.00                       $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date
   (a) Group One                                                  $48,697,581.48

   (b) Series 1997-2                                                  $78,883.16

   (c) Class A                                                        $35,023.16

       Class B                                                        $43,860.00

13. Class Available Subordinated Amount at the end of the Distribution Date

                                                           As a Perecentage of
                                           Total        Class A Invested Amount
       Series 1997-2, Class B                  $0.00                     0.0000%

                                   3

14. Total Available Credit Enhancement Amounts

                                                  Shared Amount   Class B Amount
  (a) Maximum Amount on this Distribution Date            $0.00    $5,263,160.00

  (b) Available Amount on this Distribution Date          $0.00    $5,263,160.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date               $0.00            $0.00

  (d) Credit Enhancement Fee on this Distribution Date                 $4,810.35

15. Delinquency Summary
   Master Trust Receivables Outstanding at the end of
   May, 2002                                                  $35,587,591,044.25

                                       Delinquent Amount    Perecentage of Ending
    	Payment Status                  Ending Balance      Receivables Outstanding

   	30-59 Days                          $655,032,424.50           1.84%

   	60-179 Days                       $1,447,017,904.13           4.07%

                                                       (1)
16. Excess Spread Percentages on this Distribution Date

                 (2)
   (a) Group One                                                           5.32%
                     (3)
   (b) Series 1997-2                                                       3.82%

                                              (4)
17. Net Charge-Offs on this Distribution Date

   Charge-offs net of recoveries as an annualized percentage of
   Principal Receivables at the beginning of May, 2002                     6.31%

                              U.S. Bank National Association
                              as Trustee

                           BY:______________________________

                              Vice President


______________________________________
(1) Investors should refer only to the higher of the Group
Excess Spread Percentage (Item 16(a)) and the Series Excess
Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see
Item 3(c)), and (b) the sum of (i) the monthly interest for each Series (see 'Deposits into the SIFA' in Item 6), (ii) the monthly servicing fee for each Class of this Series (see Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          DISCOVER CARD MASTER TRUST I

                         Series 1997-2 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES
	The undersigned, a duly authorized representative of Discover Bank (formerly
Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing
Agreement dated as of October  1, 1993, as amended (the 'Pooling & Servicing
Agreement') and the Series Supplement, dated  as of October 15, 1997 (the
'Series Supplement') by and between Discover Bank and U.S. Bank National
Association, as Trustee, does hereby certify as follows with respect to the
Series Supplement for the Discover Card Master Trust I, Series 1997-2 Master
Trust Certificates for the Distribution Date occurring on June 17, 2002:

1. Discover Bank (formerly Greenwood Trust Company) is Master
   Servicer under the Pooling and Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as
   Master Servicer.

3. The aggregate amount of Collections processed during
   May, 2002 is equal to                                        $6,011,483,169.47

4. The aggregate amount of Class A Principal Collections
   processed during May, 2002 is equal to                          $3,482,394.35

5. The aggregate amount of Class A Finance Charge Collections
   processed during May, 2002 is equal to                            $304,840.05

6. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
       May, 2002 is equal to                                               $0.00

   (b) The aggregate amount of Class A Additional Funds for
       this Distribution date is equal to                                  $0.00

7. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

   (a) with respect to the Class A Required Amount Shortfall
       is equal to                                                         $0.00

   (b) with respect to the Class A Cumulative Investor
       Charged-Off Amount is equal to                                      $0.00

   (c) with respect to the Class A Investor Interest is equal to           $0.00

8. The sum of all amounts payable to the Class A Certificateholders
   on the current Distribution Date is equal to                   $21,132,833.14

                                   1

9. The aggregate amount of Class B Principal Collections
   processed during May, 2002 is equal to                          $4,361,284.35

10.The aggregate amount of Class B Finance Charge Collections
   processed during May, 2002 is equal to                            $381,775.87

11.(a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during
       May, 2002 is equal to                                               $0.00

   (b) The aggregate amount of Class B Additional Funds for
       this Distribution date is equal to                                  $0.00

12.The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

   (a) with respect to the Class B Required Amount Shortfall
       is equal to                                                         $0.00

   (b) with respect to the Class B Cumulative Investor
       Charged-Off Amount is equal to                                      $0.00

   (c) with respect to the Class B Investor Interest is equal to           $0.00

13.The sum of all amounts payable to the Class B Certificateholders
   on the current Distribution Date is equal to                       $54,035.52




14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


   IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of June, 2002.


 Series 1997-2                      DISCOVER BANK
                                    as Master Servicer


                                    By: /S/ Michael F. Rickert
                                    ___________________________________
                                    Vice President, Chief Accounting
                                    Officer and Treasurer

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